Exhibit 5.1

August 8, 2019

Occidental Petroleum Corporation
$500,000,000 Floating Rate Senior Notes due February 2021
$500,000,000 Floating Rate Senior Notes due August 2021
$1,500,000,000 Floating Rate Senior Notes due 2022
$1,500,000,000 2.600% Senior Notes due 2021
$2,000,000,000 2.700% Senior Notes due 2022
$3,000,000,000 2.900% Senior Notes due 2024
$1,000,000,000 3.200% Senior Notes due 2026
$1,500,000,000 3.500% Senior Notes due 2029
$750,000,000 4.300% Senior Notes due 2039
$750,000,000 4.400% Senior Notes due 2049

Ladies and Gentlemen:

We have acted as counsel for Occidental Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the public offering and sale by the Company of $500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due February 2021 (the “February 2021 Floating Rate Notes”), $500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due August 2021 (the “August 2021 Floating Rate Notes”), $1,500,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2022 (the “2022 Floating Rate Notes”), $1,500,000,000 aggregate principal amount of the Company’s 2.600% Senior Notes due 2021 (the “2021 Notes”), $2,000,000,000 aggregate principal amount of the Company’s 2.700% Senior Notes due 2022 (the “2022 Notes”), $3,000,000,000 aggregate principal amount of the Company’s 2.900% Senior Notes due 2024 (the “2024 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 3.200% Senior Notes due 2026 (the “2026 Notes”), $1,500,000,000 aggregate principal amount of the Company’s 3.500% Senior Notes due 2029 (the “2029 Notes”), $750,000,000 aggregate principal amount of the Company’s 4.300% Senior Notes due 2039 (the “2039 Notes”) and $750,000,000 aggregate principal amount of the Company’s 4.400% Senior Notes due 2049 (the “2049 Notes” and, together with the February 2021 Floating Rate Notes, the August 2021 Floating Rate Notes, the 2022 Floating Rate Notes, the 2021 Notes, the 2022 Notes, the 2024 Notes, the 2026 Notes, the 2029 Notes and the 2039 Notes, the “Notes”), to be issued under the indenture dated as of August 8, 2019 (the “Base Indenture”), between the Company and The Bank of New York Mellon, N.A., as trustee (the “Trustee”), and the Officer’s Certificate of the Company dated as of August 8 2019, establishing the terms of the Notes (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Indenture (and the forms of Notes contained therein) and the Registration Statement on Form S‑3 (Registration No. 333‑232928) filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2019 (the “Registration Statement”), with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”) of an unlimited aggregate amount of various securities of the Company, to be issued from time to time by the Company.

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies.  We also have assumed, with your consent, that the Indenture has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Trustee and that the form of the Notes will conform to that included in the Indenture.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion that when the Notes are authenticated in accordance with the provisions of the Indenture and delivered and paid for the Notes will constitute legal, valid and binding obligations of the Company.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, and the General Corporate Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement constituting part of the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Occidental Petroleum Corporation
5 Greenway Plaza, Suite 110
Houston, Texas 77046